UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2017

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On February 22, 2017, Voya Financial, Inc. (the “Company”) made changes to the compensation arrangements of Alain M. Karaoglan, the Company’s Executive Vice President and Chief Operating Officer, and Christine Hurtsellers, CEO of the Company’s Investment Management business, each of whom is a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company.

Mr. Karaoglan’s annual base salary has been increased, effective as of March 1, 2017, to $750,000, and Mr. Karaoglan’s target long-term incentive opportunity has been increased, effective beginning for 2017 performance, to 380% of his annual base salary (for a target long-term incentive opportunity of $2.85 million).

Ms. Hurtsellers’ target long-term incentive opportunity has been increased, effective beginning for 2017 performance, to 300% of her annual base salary (for a target long-term incentive opportunity of $1.8 million).

A description of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan, under which long-term incentive awards are granted, is contained in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 16, 2014, under the captions “Compensation of Executive Officers—Compensation Discussion and Analysis—2013 Compensation—Annual Cash and Deferred Equity-Based Incentive Compensation”, “—Long-Term Equity-Based Incentive Compensation”, “—Critical Compensation and Other Policies”, and “—Summary of Plan—Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan”, and such descriptions are hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ TREVOR OGLE
Name: Trevor Ogle Title: Senior Vice President and Deputy General Counsel

Dated: February 28, 2017